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Exhibit 15.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-130339) pertaining to the Agnico-Eagle Mines Limited amended and Restated Employee Stock Option Plan and the Agnico-Eagle Mines Limited Amended and Restated Incentives Share Purchase Plan, the Registration Statement on Form S-3 (File No. 333-120043) pertaining to the Agnico-Eagle Mines Limited Dividend Reinvestment and Share Purchase Plan and the Registration Statement on Form F-10, as amended (File No. 333-120043) of our report dated February 21, 2006, except for note 13 as to which the date is March 15, 2006 with respect to the consolidated financial statements of Agnico-Eagle Mines Limited as of December 31, 2005 which reports appear in the December 31, 2005 Annual Report on Form 20-F of Agnico-Eagle Mines Limited.

Toronto, Canada	ERNST & YOUNG LLP
March 24, 2006	Chartered Accountants

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM